EXHIBIT 21.0
MUELLER INDUSTRIES, INC.
List of Subsidiaries

State or Country
Subsidiary*	of Incorporation

Mueller Brass Holding Company, Inc.	Delaware
Mueller Brass Co. (Assumed name: Mueller Brass Products)	Michigan
Extruded Metals, Inc. (Effective February 27, 2007)	Delaware
Mueller Industrial Realty Co.	Michigan
Itawamba Industrial Gas Company, Inc.	Mississippi
Streamline Copper & Brass Ltd.	Canada
Mueller Plastics Holding Company, Inc.	Ohio
Mueller Plastics Corporation, Inc.	Delaware
MPC Foundry, Inc.	Delaware
MPC Machine Shop, Inc.	Delaware
Mueller Brass Forging Company, Inc.	Delaware
Mueller Copper Tube Company, Inc.	Delaware
Mueller Fittings, LLC	Mississippi
Mueller Fittings Company, Inc.	Michigan
MCTC, LLC	Mississippi
Mueller East, Inc.	Delaware
Mueller Formed Tube Company, Inc.	Delaware
Mueller Impacts Company, Inc.	Delaware
Mueller Press Company, Inc.	Mississippi
Mueller Refrigeration Products Company, Inc.	Delaware
Mueller Refrigeration Company, Inc.	Michigan
Mueller LBHC, Inc.	Delaware
Lincoln Brass Works, Inc. (Assumed name: Mueller Gas Products)	Michigan
Overstreet-Hughes, Co., Inc.	Tennessee
Mueller Refrigeration Holding Company, Inc.	Delaware
Mueller Streamline Co.	Delaware
Precision Tube Company, Inc.	Pennsylvania
Southland Pipe Nipples Company, Inc.	Texas
Mueller Tool and Machine, Inc.	Delaware
Mueller Casting Company, Inc.	Delaware
Mueller Packaging, LLC	Mississippi
Micro Gauge, Inc.	Michigan
Microgauge Machining, Inc.	Michigan
Propipe Technologies, Inc. (Assumed name: Mueller Gas Products)	Ohio
WTC Holding Company	Michigan
Muellux Holding Company I	Luxembourg
Muellux Holding Company II	Luxembourg
Mueller Europe, Limited	United Kingdom
Mueller Primaflow Limited	United Kingdom
Brasscapri Limited	United Kingdom
Primaflow Limited	United Kingdom
KX Company Limited	United Kingdom
Brassware Sales Limited	United Kingdom
Instox Limited	United Kingdom

State or Country
Subsidiary*	of Incorporation

DENO Investment Company, Inc.	Michigan
Mueller de Mexico, S.A. de C.V. (1)	Mexico
DENO Holding Company, Inc.	Michigan
DENO Acquisition EURL	France
Mueller Europe, S.A. (2)	France
B & K Industries, Inc.	Illinois
Mueller Copper Tube Products, Inc.	Delaware
Arava Natural Resources Company, Inc.	Delaware
United States Fuel Company	Nevada
King Coal Company	Utah
Canco Oil & Gas Ltd.	Alberta, Canada
Aegis Oil and Gas Leasing Ltd.	Alberta, Canada
Bayard Mining Corp.	Delaware
Washington Mining Company	Maine
Amwest Exploration Company	Delaware
USSRAM Exploration Company	Maine
White Knob Mining Company	Idaho
Arava Exploration Company	Colorado
Summit Systems, Inc.	Delaware
Kennet Company Limited	Bermuda
Mining Remedial Recovery Company	Delaware
Carpentertown Coal & Coke Company	Pennsylvania
U.S.S. Lead Refinery, Inc.	Maine
Leon Water Enterprises, Inc. (50%)	Texas
Macomber Construction Company	Ohio
Macomber, Incorporated	Ohio
Macomber Building and Land Corporation	Delaware
DENO Investment Company II, Inc.	Michigan
MII Financial Corporation	Michigan
Mueller Streamline Holding S.L.U.	Spain
WTC HoldCo I, LLC	Delaware
WTC HoldCo II, LLC	Delaware
Mueller Comercial de Mexico S. de R.L. de C.V. (3)	Mexico
NICNA Mexico, S. de R.L. de C.V. (4)	Mexico
NICNA Mexico Servicios, S. de R.L. de C.V. (4)	Mexico
NICNA Mexico Proyectos, S. de R.L. de C.V. (4)	Mexico
NICNA Mexico Comercial, S. de R.L. de C.V. (4)	Mexico
NICNA Mexico Maquinaria, S. de R.L. de C.V. (4)	Mexico
Mueller Streamline II, LLC	Delaware
Changzhou Mueller Refrigerant Valve Manufacturing Co., Ltd. (5)	China
Mueller Streamline Trading, LLC	Delaware
Mueller Streamline China, LLC	Delaware
Jiangsu Mueller-Xingrong Copper Industries Limited (6)	China

*All subsidiaries are 100% owned, except as shown.
(1) Owned by DENO Investment Company, Inc. (99.8%) and Mueller Streamline Co. (.2%).
(2)  On March 3, 2003, Mueller Europe S.A. filed a petition for liquidation with the Commercial Court of Provins Province, France and, on March 4, the Court declared the entity to be in liquidation.  Less than 1% owned by non-affiliated individuals.

(3) Owned by Mueller Streamline Holding S.L.U. (1.55%), WTC HoldCo I, LLC ( 91.45% ), and WTC HoldCo II, LLC ( 7% ).
(4) Less than 1% of the outstanding common stock is owned by WTC HoldCo I, LLC.
(5) Owned by Mueller Streamline II, LLC (95%) and Mueller Streamline Holding S.L.U. (5%).
(6) Owned by Mueller Streamline China, LLC (45.5%) and Mueller Streamline Holding S.L.U. (5%).